INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-8 of our reports dated January 28, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin

April 7, 2000